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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                               December 1, 1999

                             ____________________

               Date of Report (Date of earliest event reported)

                             SIEBEL SYSTEMS, INC.

                             ____________________

            (Exact name of registrant as specified in its charter)

          Delaware                     0-20725               94-3187233

      -----------------            ----------------       ------------------

(State or other jurisdiction of       (Commission          (I.R.S. Employer
         incorporation                File Number)        Identification No.)


                            1855 South Grant Street
                             San Mateo, CA  94402

                             ____________________

                   (Address of principal executive offices)

                                (650) 295-5000

                             ____________________

             (Registrant's telephone number, including area code)
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Item 2.  Acquisition or Disposition of Assets.

     Effective December 1, 1999, SE Acquisition Corp., a Delaware corporation ("Merger Sub") which was a wholly-owned subsidiary of Siebel Systems, Inc., a Delaware corporation ("Siebel"), was merged (the "Merger") with and into OnTarget, Inc., a Georgia corporation ("OnTarget"), pursuant to an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") dated November 17, 1999 among Siebel, Merger Sub and OnTarget. The description contained in this Item 2 of the transactions consummated pursuant to the terms and conditions of the Reorganization Agreement is qualified in its entirety by reference to the full text of the Reorganization Agreement, a copy of which is attached to this Report as Exhibit 2.1.

     In the Merger, each then-outstanding share of common stock ($.01 par value) (including all shares of common stock of OnTarget issued upon conversion of all convertible debt securities of OnTarget to purchase capital stock of OnTarget immediately prior to the effective time of the Merger (the "Effective Time")) were converted into the right to receive the "Applicable Fraction" of a share of common stock of Siebel. The Applicable Fraction is the fraction having a numerator equal to 4,000,000 and a denominator equal to the sum of (i) the aggregate number of shares of common stock of OnTarget outstanding immediately prior to the Effective Time (including any shares that are subject to a repurchase option or risk of forfeiture under any restricted stock purchase or other agreement), and (ii) the aggregate number of shares of common stock of OnTarget purchasable under or otherwise subject to all options or convertible securities to purchase shares of OnTarget common stock outstanding immediately prior to the Effective Time (including all shares of OnTarget common stock that may be ultimately purchased under options to purchase OnTarget common stock or convertible securities to purchase shares of OnTarget common stock that are unvested or are otherwise not then exercisable). Pursuant to the Reorganization Agreement, Siebel assumed outstanding options to acquire common stock of OnTarget in accordance with the terms of such option. At the Effective Time, Merger Sub ceased to exist and OnTarget, as the surviving corporation in the Merger, became a wholly-owned subsidiary of Siebel.

     The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and is expected to be accounted for as a pooling-of-interests. A copy of the press release announcing the consummation of the Merger is attached hereto as Exhibit 99.1.

     OnTarget is a professional services firm that provides a complete curriculum of sales training programs, consulting services and field application tools to help companies achieve competitive advantage and strengthen relationships with customers and partners.

     Siebel is the world's leading supplier of Web-based front office software systems. Siebel provides an integrated family of sales, marketing and customer service application software for field sales, customer service, telesales, telemarketing, field service, third-party resellers and Internet based eCommerce.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Financial Statements of Business Acquired.

         Not applicable.

         (b)  Pro Forma Financial Information

         Not applicable.
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         (c)  Exhibits

         The following Exhibits are filed as part of this report:


      2.1 Agreement and Plan of Merger and Reorganization, dated November 17, 1999, by and among Siebel, Merger Sub and OnTarget

      99.1      Press Release of Siebel dated December 1, 1999
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Siebel Systems, Inc.
Date:  December 14, 1999

                                             By:  /s/ Howard H. Graham
                                                --------------------------------
                                                  Howard H. Graham
                                                  Senior Vice President,
                                                  Finance and Administration
                                                  and Chief Financial Officer